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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm in Registration Statements (Form S-8 Nos. 033-064299, 333-09667, 333-09669, 333-09671, 333-09673, 333-26179, 333-63575 and 333-61244) and to the incorporation by reference therein of our report dated March 25, 2002, with respect to the financial statements and schedule of Hawaiian Airlines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Honolulu, Hawaii
March 25, 2002

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CONSENT OF INDEPENDENT AUDITORS